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CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

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Third Point Sends Letter to Shareholders Detailing Campbell’s Unacceptable Executive Compensation Policies and Record of Rewarding Failure

Reminds Shareholders that the Incumbent Board Awarded Ex-CEO Denise Morrison $60+ Million Over 7 Years Despite the Company’s Share Price Stagnation and Numerous Strategic Blunders that Occurred on Her Watch

Questions the Decision to Install Board Member Keith McLoughlin as Interim CEO and Pay Him Almost $4 Million to Hold the Wheel While Campbell Takes Its Time Finding a Permanent Leader

Highlights Enormous Executive Pay Even While the Company’s Shares Are Down 20% This Year Alone

After Considering the Current Board’s History of Destroying Your Value, We Urge Shareholders to VOTE THE WHITE CARD to Elect the Independent Slate and End This Reign of Error

NEW YORK—(BUSINESS WIRE)—Third Point LLC (LSE: TPOU) (“Third Point”), a New York-based investment firm managing approximately $17 billion in assets and a holder of approximately 7% of the outstanding common shares of Campbell Soup Company (NYSE: CPB) (“Campbell” or the “Company”), has mailed a detailed letter to shareholders regarding Campbell’s record of wantonly spending shareholder money for poor CEO performance that is not linked to positive performance. The full text of the letter can be found here and below.

As a reminder, we encourage all shareholders to also review our Case for Change to understand more about why the Independent Slate will respect shareholder voices, end the Entrenched Board’s reign of error, and set Campbell on a new and profitable path. We urge all shareholders to VOTE THE WHITE CARD to elect the Independent Slate.

***

November 7, 2018

Dear Fellow Campbell’s Shareholder,

When we read that CEO Denise Morrison – who “resigned” in May – had taken over $60 million and run while the stock price barely moved during her seven years in charge, we knew shareholders had been taken for a ride.

We write today to ask you to VOTE THE WHITE CARD because the Incumbent Board has carelessly given tens of millions of dollars to lousy leaders. You deserve a Board who spends your money carefully and wisely on CEOs who create shareholder value and promote employee interests.

The Facts on Executive Compensation:

The Incumbent Board boasts that it has created an executive compensation program that is aligned to performance. One of a board’s most important responsibilities is to have a program that sets compensation fairly and thoughtfully, while carefully stewarding shareholder capital. We were skeptical when we saw the results of this Board’s “processes” with ex-CEO Morrison. Considering how wastefully the Incumbent Board uses shareholder money in areas like protecting their own secrets rather than being transparent with shareholders,1 we decided we should investigate how they pay their CEOs.

WE WERE RIGHT: THE COMPENSATION PROGRAM SERVES EXECUTIVES, NOT SHAREHOLDERS OR EMPLOYEES. The compensation program has failed. We believe it failed because the Incumbent Board was either asleep at the wheel or made affirmatively horrendous decisions to continue awarding million-dollar payments to executives who were not driving long-term value.

Overpaying the Last CEO

This failure is abundantly clear when reviewing the last CEO’s excessive compensation. Ms. Morrison became CEO effective July 31, 2011, and the stock price on the previous day was $33.05. On the day she “retired”, May 18, 2018, the closing stock price was a little over $1 higher, while the S&P had more than doubled. Yet, during her tenure, Campbell’s Board saw fit to lavish Ms. Morrison with discretionary “performance” bonuses EVERY year. Exactly what performance were they paying for?

In Ms. Morrison’s final two years at the company, long after it should have become clear to any competent board that she had committed a series of strategic, financial and operational blunders that put your Company at risk, she pocketed almost $16 million in total compensation. As if that were not enough, in connection with her “retirement,” the Incumbent Board handed her another $2.3 million on the way out the door. The Board referred to this sum as “104 weeks of severance pay,” which is odd considering that she allegedly decided to “retire”. We have heard of company-sponsored retirement parties with ice cream cakes, but never a company-sponsored showering of over $2 million in shareholder money to a retiree.

A CEO performing so poorly should have been fired, not awarded $16 million over her last two years and handed an extra $2 million just to leave. Instead, the Incumbent Board let her take the money and run. Shareholders deserve better.

[1]

Third Point is currently pursuing a case in a New Jersey court asking the Incumbent Board to provide full and fair disclosures about a number of issues, including the Board’s decision to lavish Ms. Morrison with a generous severance package despite the Company’s abysmal performance during her tenure. Rather than making these important disclosures to you, the Company’s owners, it is spending hundreds of thousands of Company dollars – and counting – to keep this information from you.

Did the Board Learn From Its Mistakes?

No! When Ms. Morrison left, the Incumbent Board responded by installing one of its own, Keith McLoughlin, former chief executive of a vacuum cleaner company. While a board member stepping in as an interim CEO should, in our view, receive an appropriate stipend, we are shocked at the amount this Board has decided to bestow on an insider to simply hold the wheel while the Company takes its time – nearly six months and counting – to find a permanent leader after finding itself left in the lurch when it failed in its essential duty to plan for succession.

Once again, this Board is giving away your money without any connection to performance. Mr. McLoughlin is being paid a base salary of more than $1 million and received a shockingly high $3 million restricted stock grant, which vests in full when a successor CEO is appointed (or, if earlier, 12 months from the date of the grant).

What has Mr. McLoughlin done to show shareholders he deserves this compensation package? It cannot be that the Incumbent Board believed Mr. McLoughlin would instill a sense of confidence in the market; the stock lost $1.5 billion in value on the day he was appointed. The Incumbent Board’s failure to plan for Ms. Morrison’s successor has resulted in a windfall for one of their own. Shareholders deserve better.

The Facts on the Independent Slate’s Plan:

Third Point is confident we can identify a world-class CEO who will modernize products, improve employee morale, and help shareholders. We have done this before, serving on the compensation committees of other public companies and looking out for shareholder interests first. Third Point is determined to bring a culture of accountability, with greater board engagement and fair pay for performance. No one minds paying fairly for a CEO who benefits everyone but paying tens of millions of dollars to a CEO who benefitted almost no one is just insulting.

The Independent Slate is running to replace the Incumbent Board because we believe that with a flat stock price over 20 years, Campbell has been focused on serving someone other than its public shareholders and employees.

***

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

PLEASE REMEMBER TO CAN THE COMPANY’S CARD! If you return a Campbell’s proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for the Third Point nominees on the WHITE proxy card.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

CONTACTS

For Media:

Third Point LLC

Elissa Doyle, 917-748-8533

Chief Marketing Officer

edoyle@thirdpoint.com

###

REFRESH CAMPBELL’S THIRD POINT Why Did Campbell’s Last CEO – Who Generated Almost No Value for Shareholders Over Seven Years – Walk Away with Over $60 Million? And why is the Board currently lavishing one of their own with $4 million in total compensation to serve as “interim” CEO while they muddle through month six of searching for a new CEO? Campbell’s condensed third point independent slate VOTE THE WHITE CARD FOR A BOARD THAT LOOKS OUT FOR YOU, NOT POORLY PERFORMING EXECUTIVES AND BILLIONAIRE INSIDERS. For questions or assistance, please contact Third Point’s proxy solicitor, Okapi Partners LLC, toll-free at 855-208-8902 or via email at cpbinfo@okapipartners.com. For more information, visit www.RefreshCampbells.com. YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE WHITE CARD TODAY.

REFRESH CAMPBELL’S THIRD POINT November 7, 2018 Dear Fellow Campbell’s Shareholder, When we read that CEO Denise Morrison – who “resigned” in May – had taken over $60 million and run while the stock price barely moved during her seven years in charge, we knew shareholders had been taken for a ride. We write today to ask you to VOTE THE WHITE CARD because the Incumbent Board has carelessly given tens of millions of dollars to lousy leaders. You deserve a Board who spends your money carefully and wisely on CEOs who create shareholder value and promote employee interests. The Facts on Executive Compensation: The Incumbent Board boasts that it has created an executive compensation program that is aligned to performance. One of a board’s most important responsibilities is to have a program that sets compensation fairly and thoughtfully, while carefully stewarding shareholder capital. We were skeptical when we saw the results of this Board’s “processes” with ex-CEO Morrison. Considering how wastefully the Incumbent Board uses shareholder money in areas like protecting their own secrets rather than being transparent with shareholders,1 we decided we should investigate how they pay their CEOs. 1 Third Point is currently pursuing a case in a New Jersey court asking the Incumbent Board to provide full and fair disclosures about a number of issues, including the Board’s decision to lavish Ms. Morrison with a generous severance package despite the Company’s abysmal performance during her tenure. Rather than making these important disclosures to you, the Company’s owners, it is spending hundreds of thousands of Company dollars – and counting – to keep this information from you. For questions or assistance, please contact Third Point’s proxy solicitor, Okapi Partners LLC, toll-free at 855-208-8902 or via email at cpbinfo@okapipartners.com. For more information, visit www.RefreshCampbells.com. YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE WHITE CARD TODAY.

REFRESH CAMPBELL’S THIRD POINT WE WERE RIGHT: THE COMPENSATION PROGRAM SERVES EXECUTIVES, NOT SHAREHOLDERS OR EMPLOYEES. The compensation program has failed. We believe it failed because the Incumbent Board was either asleep at the wheel or made affirmatively horrendous decisions to continue awarding million-dollar payments to executives who were not driving long-term value. Overpaying the Last CEO This failure is abundantly clear when reviewing the last CEO’s excessive compensation. Ms. Morrison became CEO effective July 31, 2011, and the stock price on the previous day was $33.05. On the day she “retired”, May 18, 2018, the closing stock price was a little over $1 higher, while the S&P had more than doubled. Yet, during her tenure, Campbell’s Board saw fit to lavish Ms. Morrison with discretionary “performance” bonuses EVERY year. Exactly what performance were they paying for? In Ms. Morrison’s final two years at the company, long after it should have become clear to any competent board that she had committed a series of strategic, financial and operational blunders that put your Company at risk, she pocketed almost $16 million in total compensation. As if that were not enough, in connection with her “retirement,” the Incumbent Board handed her another $2.3 million on the way out the door. The Board referred to this sum as “104 weeks of severance pay,” which is odd considering that she allegedly decided to “retire”. We have heard of company-sponsored retirement parties with ice cream cakes, but never a company-sponsored showering of over $2 million in shareholder money to a retiree. A CEO performing so poorly should have been fired, not awarded $16 million over her last two years and handed an extra $2 million just to leave. Instead, the Incumbent Board let her take the money and run. Shareholders deserve better. For questions or assistance, please contact Third Point’s proxy solicitor, Okapi Partners LLC, toll-free at 855-208-8902 or via email at cpbinfo@okapipartners.com. For more information, visit www.RefreshCampbells.com. YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE WHITE CARD TODAY.

REFRESH CAMPBELL’S THIRD POINT Did the Board Learn From Its Mistakes? No! When Ms. Morrison left, the Incumbent Board responded by installing one of its own, Keith McLoughlin, former chief executive of a vacuum cleaner company. While a board member stepping in as an interim CEO should, in our view, receive an appropriate stipend, we are shocked at the amount this Board has decided to bestow on an insider to simply hold the wheel while the Company takes its time – nearly six months and counting – to find a permanent leader after finding itself left in the lurch when it failed in its essential duty to plan for succession. Once again, this Board is giving away your money without any connection to performance. Mr. McLoughlin is being paid a base salary of more than $1 million and received a shockingly high $3 million restricted stock grant, which vests in full when a successor CEO is appointed (or, if earlier, 12 months from the date of the grant). What has Mr. McLoughlin done to show shareholders he deserves this compensation package? It cannot be that the Incumbent Board believed Mr. McLoughlin would instill a sense of confidence in the market; the stock lost $1.5 billion in value on the day he was appointed. The Incumbent Board’s failure to plan for Ms. Morrison’s successor has resulted in a windfall for one of their own. Shareholders deserve better. The Facts on the Independent Slate’s Plan: Third Point is confident we can identify a world-class CEO who will modernize products, improve employee morale, and help shareholders. We have done this before, serving on the compensation committees of other public companies and looking out for shareholder interests first. Third Point is determined to bring a culture of accountability, with greater board engagement and fair pay for performance. No one minds paying fairly for a CEO who benefits everyone but paying tens of millions of dollars to a CEO who benefitted almost no one is just insulting. For questions or assistance, please contact Third Point’s proxy solicitor, Okapi Partners LLC, toll-free at 855-208-8902 or via email at cpbinfo@okapipartners.com. For more information, visit www.RefreshCampbells.com. YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE WHITE CARD TODAY.

REFRESH CAMPBELL’S THIRD POINT The Independent Slate is running to replace the Incumbent Board because we believe that with a flat stock price over 20 years, Campbell has been focused on serving someone other than its public shareholders and employees. VOTE THE WHITE CARD TO END THE BOARD’S REIGN OF ERROR AND STOP THESE UNEARNED EXECUTIVE WINDFALLS. Campbell’s condensed third point independent slate Learn more about our plans at www.refreshcampbells.com For questions or assistance, please contact Third Point’s proxy solicitor, Okapi Partners LLC, toll-free at 855-208-8902 or via email at cpbinfo@okapipartners.com. For more information, visit www.RefreshCampbells.com. YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE WHITE CARD TODAY.

@ThirdPointLLC issued Tweets stating:

$60+ million over 7 years!? Today we mailed a letter detailing how $CPB has been irresponsibly spending shareholder money to pay for poor executive performance. Click here to read our letter https://bit.ly/2CVjIIq and #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

How did we get here?! $CPB FAILED in its key mission to create value and protect employees in a Reign of Error. Time to #CanTheCurrentBoard and #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

****

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.